                    NOTICE REGARDING ARTHUR ANDERSEN CONSENT

Section 11(a) of the Securities Act of 1933, as amended (the "Securities Act"), provides that if any part of a registration statement at the time such part becomes effective contains an untrue statement of a material fact or an omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, any person acquiring a security pursuant to such registration statement (unless it is proved that at the time of such acquisition such person knew of such untruth or omission) may sue, among others, every accountant who has consented to be named as having prepared or certified any part of the registration statement, or as having prepared or certified any report or valuation which is used in connection with the registration statement, with respect to the statement in such registration statement, report or valuation which purports to have been prepared or certified by the accountant.

This Form 10-K is incorporated by reference into the following Registration
Statements on Form S-8 of MAXXAM Inc. (the "Company"): No. 33-54479 and
33-101903 (collectively, the "Registration Statements").

The Company on April 30, 2002, decided to no longer engage Arthur Andersen LLP
("Andersen") as its independent auditor and appointed Deloitte & Touche LLP to replace Andersen. The Company has been unable to obtain Andersen's written consent to the incorporation by reference into the Registration Statements of its audit report with respect to the Company's financial statements as of
December 31, 2001 and 2000 and for the years then ended. Rule 437a under the
Securities Act permits the Company to file this Form 10-K without a written consent from Andersen in this situation. As a result, it is unlikely that you would be able to sustain a claim against Andersen under Section 11(a) of the
Securities Act for any purchases of securities under the Registration Statements made on or after the date of this Form 10-K. To the extent provided in Section
11(b)(3)(C) of the Securities Act, however, other persons who are liable under
Section 11(a) of the Securities Act, including the Company's officers and directors, may still rely on Andersen's original audit reports as being made by an expert for purposes of establishing a due diligence defense under Section
11(b) of the Securities Act.